Exhibit 99.1

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

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IN RE HOOKIPA PHARMA INC.	)	C.A. No.
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VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner HOOKIPA Pharma Inc. (the “Company”) brings this Petition for relief under Section 205 (“Section 205”) of the Delaware General Corporation Law (the “DGCL”):

NATURE OF THE ACTION

1.             In connection with holding its annual meetings of stockholders for calendar years 2022 (the “2022 Meeting”) and 2023 (the “2023 Meeting”), the Board of Directors of the Company mistakenly fixed record dates that were more than 60 days before the dates of the meetings, in contravention of Section 213(a) of the DGCL. For the 2022 Meeting, the record date was 78 days before the meeting, and, for the 2023 Meeting, the record date was 66 days before the meeting.

2.            Through this Petition, the Company seeks to validate four actions approved by Company stockholders:

(i)	an amendment to the Company’s Certificate of Incorporation (the “Charter”) to increase the number of shares of Company common stock authorized for issuance (the “2022 Share Increase Amendment”), which was adopted by stockholders at the 2022 Meeting;

(ii)	an amendment to the Company’s 2019 Stock Option and Incentive Plan (the “Plan Amendment”), which was adopted by stockholders at the 2022 Meeting;

(iii)	the election of two directors for three-year terms at the 2022 Meeting (the “2022 Elections”); and

(iv)	the election of three directors for three-year terms at the 2023 Meeting (the “2023 Elections”).

3.	The Company respectfully submits that relief under Section 205 is warranted:

•	The stockholder votes were fully informed, and the proxy materials for each meeting included detailed descriptions of each action. Accordingly, the Company believes the equities favor validating the stockholder votes at these meetings.

•	It is unclear whether the Company could seek stockholder approval to ratify these actions using Section 204 of the DGCL (“Section 204”). The Company has potentially overissued shares in reliance on the 2022 Share Increase Amendment, calling into question which shares of Company stock are valid and entitled to vote on a Section 204 ratification.

BACKGROUND ON THE MEETINGS AND PROPOSALS

4.            Meeting, Notice and Record Dates. With respect to the 2022 Meeting and the 2023 Meeting:

				The # of voting	The # of voting
		Notice of the	The record date	shares	shares deemed
	The meeting	meeting was	for the meeting	outstanding on	present at the
	was held on:	given on:	was:	the record date	Meeting was:
was:[1]
2022 Meeting	June 30, 2022	May 16, 2022	April 13, 2022	50,872,734	39,569,251
			(78 days before	shares of	(77% of shares
			the meeting)	common stock	outstanding the
on record date)

2023 Meeting	June 9, 2023	April 13, 2023	April 4, 2023	52,322,822	36,732,133
			(66 days before	shares of	(70% of shares
			the meeting)	common stock	outstanding the
					on record date)

[1]	During the time periods described in this Petition, the Company also has had issued and outstanding shares of Class A common stock and series of preferred stock, but these classes and series were not non-voting on the actions described in this Petition.

5.             Issues with the Record Dates. Section 213(a) of the DGCL specifies that a record date cannot be earlier than the 60th day nor less than the 10th day before the date of a stockholder meeting. For the 2022 Meeting, the record date should have been fixed for no earlier than May 1st, instead of April 13th. For the 2023 Meeting, the record date should have been fixed for no earlier than April 10th, instead of April 4th. These record date defects are the only failures of authorization (as that term is used in Section 204) for the actions the Company wishes to validate.

6.            Proposals submitted for stockholder approval. The proposals presented for stockholder approval were as follows:

2022 Meeting	2023 Meeting

1. Election of two directors to three-year terms (Directors Julie O’Neill and Reinhard Kandera)	1. Election of three directors to three-year terms (Directors Joern Aldag, Jan Van de Winkel and David Kaufman)
2. Ratification of auditor	2. Ratification of auditor
3. Proposal to amend the Charter to increase the total number of shares of common stock authorized for issuance from 100 million to 200 million shares (i.e., the 2022 Share Increase Amendment)
4. Proposal to authorize an amendment to the Charter to effect a reverse stock split of Company common stock in the range of 1-for-2 to 1-for-10
5. Proposal to amend the Company’s 2019 Stock Option and Incentive Plan by 1,000,000 s[]hares (i.e., the Plan Amendment)

Of these actions, the Company seeks to validate only the 2022 Share Increase Amendment, the Plan Amendment, the 2022 Elections and the 2023 Elections.2

[2]	The Company did not pursue a reverse split of its stock following the 2022 Meeting, even though it solicited stockholder authorization for a reverse split.

7.            The 2022 Share Increase Amendment. The 2022 Share Increase Amendment provided for an increase in the number of shares of common stock that the Company is authorized to issue from 100 million to 200 million. This amendment required approval from the holders of a majority of the common stock issued and outstanding. The 2022 Share Increase Amendment was approved by the holders of 31,364,292 shares of common stock, representing over 61% of the common stock outstanding as of the April 13, 2022 record date. In the proxy statement, the Company stated that brokers were entitled to vote on the amendment absent instructions from the beneficial owners, and the voting results of the meeting reflect that brokers voted on the amendment. Believing it had obtained valid stockholder approval, the Company filed a certificate of amendment to enact the 2022 Share Increase Amendment with the Office of the Secretary of State of the State of Delaware on June 30, 2022, which was the same day as the 2022 Meeting.

8.            The Plan Amendment. The Plan Amendment increased, from 4,878,814 to 5,878,814, the number of shares that the Company could use to award equity grants to employees and certain agents under the Incentive Plan. The amendment enacted other changes described in the proxy statement for the 2022 Meeting, and a clean copy of the entire 2019 Stock Option and Incentive Plan, as it would be amended by the Plan Amendment, was attached as an exhibit to the proxy statement. To be adopted, the votes cast “for” the Plan Amendment needed to exceed the votes cast “against” the Plan Amendment at a meeting at which a quorum was present. A quorum was present at the 2022 Meeting, with over 77% of the common stock present in person or by proxy, and the Plan Amendment was approved by over 73% of the votes cast (with the holders of 23,315,702 shares voting in favor, and 8,422,262 shares voting against). The proxy materials for the meeting disclosed that brokers were not entitled to exercise discretionary authority to vote on the proposal, and broker non-votes had no effect on the outcome of the proposal given the voting standard. The voting results list broker non-votes, thereby confirming that brokers did not vote.

9.            The 2022 Elections. The stockholders voted to elect two directors for three-year terms at the 2022 Meeting. Company directors are elected by plurality vote, and the Company’s nominees ran unopposed. Each candidate received “for” votes representing at least 65% of the shares present in person or represented by proxy at the 2022 Meeting.

10.           The 2023 Elections. The stockholders voted to elect three directors for three-year terms at the 2023 Meeting. Company directors are elected by plurality vote, and the Company’s nominees ran unopposed. Each candidate received “for” votes representing at least 60% of the shares present in person or represented by proxy at the 2023 Meeting.

CAPITALIZATION STRUCTURE ISSUES

11.         Calculating the number of clearly valid shares outstanding. If the 2022 Share Increase Amendment did not validly increase the number of shares of common stock authorized for issuance to 200 million, then (absent validation by this Court), the Company is limited to validly issuing only 100 million shares of common stock (the maximum number fixed in the non-amended Charter). To determine the number of shares that a corporation may issue on a given date, Section 161 of the DGCL requires the Company to deduct from its total number of authorized shares the number of shares that have already been issued plus the number of shares that have been subscribed for or otherwise committed to be issued.3 The Company has a reserved a significant number of shares of common stock to satisfy the conversion rights of another class of common stock, the conversion rights of several series of preferred stock and the exercise rights of equity grants.

[3]	8 Del. C. § 161 (“The directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.”).

12.           Number of shares outstanding and reserved. By April 22, 2024, the record date for the Company’s annual meeting of stockholders for calendar year 2024 (the “2024 Meeting”), there were 96,550,590 shares of common stock outstanding and 40,052,621 shares reserved for issuance. This total represents an over-issuance of shares of 36,603,211 ((96,550,590 + 40,052,621) – 100,000,000). The Company’s stock is traded on The Nasdaq Capital Market, and the composition of its significant stockholders has changed over time. Accordingly, the Company cannot determine with certainty which outstanding shares are valid and which outstanding shares are potentially invalid.

13.           Subsequent Actions. The Company held the 2024 Meeting on June 17, 2024. There were no issues with the record date for the 2024 Meeting.

•	At the 2024 Meeting, the Company stockholders acted to (i) elect directors, (ii) ratify the selection of the Company’s auditor, (iii) approve an amendment to the Charter to further increase the number of shares of common stock authorized for issuance from 200 million to 400 million (the “2024 Share Increase Amendment”) and (iv) authorized the Company to effect a reverse stock split within a range of 1-for-2 to 1-for-10 shares of common stock.

•	The Company obtained stockholder approval for each of these actions.

•	Relying on these stockholder approvals, the Company caused the amendment to the Charter effecting the 2024 Share Increase Amendment to be filed with the Office of State of the State of Delaware on June 18, 2024.

•	The Company filed another amendment to the Charter with such Office on July 9, 2024, to effect a 1-for-10 reverse stock split of the common stock (the “2024 Reverse Stock Split”).

14.           The 2024 Share Increase Amendment and the 2024 Reverse Stock Split are fundamental transactions that affect the Company’s capitalization. However, as noted above, the Company cannot determine with certainty which shares reflected on the Company’s books as outstanding on the record date for the 2024 Meeting are valid and which shares are potentially invalid. Accordingly, the validity of the actions taken by the Company stockholders at the 2024 Meeting are also called into question. The Company is not seeking validation of these actions. However, if the Court validates the actions taken at the 2022 Meeting with retroactive effect (as requested in this Petition) any uncertainty about the validity of the acts taken at the 2024 Meeting will be resolved.

CONSIDERATIONS WARRANTING RELIEF UNDER SECTION 205

15.          The record date was fixed with the subjective belief that it complied with the DGCL. The Board of Directors fixed the record dates for the 2022 Meeting and 2023 Meeting that were selected by management. Counsel reviewed the proxy materials for compliance with applicable law. The Company did not learn about the record date issues until December 9, 2024, when the Company received a letter from an attorney purporting to represent a stockholder of the Company. Counsel for the purported stockholder has indicated that the purported stockholder intends to take no position with respect to the relief sought in this action pursuant to Section 205.

16.          The Company and its stockholders treated the record date as valid. The Company treated the record dates for the 2022 Meeting and 2023 Meeting as valid when the Company expended the time and cost to prepare the proxy materials for those meetings and to hold those meetings. The stockholders as of April 13, 2022 and April 4, 2023 also relied on those record dates to review the proxy materials and to cast a vote on the proposals submitted at those meetings. The Company, purchasers of its stock and the holders of its convertible securities and equity grants relied on the validity of the 2022 Share Increase Amendment. The Company and its stockholders, in turn, relied on the validity of the shares issued under the 2022 Share Increase Amendment to hold the 2024 Meeting and to take the fundamental actions adopted during there, including the 2024 Share Increase Amendment and the 2024 Reverse Split.

17.          Harm resulting from no validation. The Company is not aware of any harm that will result from the validations requested in this Petition. Instead, several groups of Company stakeholders will benefit from the validations. The validations will place the Company and its security holders in the position they have always thought they were in vis-à-vis the Company’s capitalization table. The fully informed stockholder votes taken at the 2022 Meeting and 2023 Meeting will also be given full effect rather than nullified.

18.          Recourse to Section 204. The Company is mindful of precedents encouraging corporations to rely on Section 204 when possible. But the Company respectfully submits that recourse to Section 204 likely is not available and is not warranted here.

•	The Courts have denied Section 205 petitions where an invalid act was never approved by stockholders or was approved by the incorrect vote. Requiring the use of Section 204 in those instances enfranchised stockholders. Here, the stockholders already had their say at the 2022 Meeting and 2023 Meeting and returned enough “for” votes to satisfy the applicable voting standards.

•	The Courts have also denied Section 205 relief where a stockholder vote was obtained but inaccurate disclosure undermined the integrity of the vote. In 1847 Goedeker Inc., for example, a corporation solicited approval of charter amendments and incorrectly informed beneficial owners that brokers could not vote on the amendments absent instruction from the beneficial owners.[4] This meant beneficial owners were told that providing no instruction equated to a vote against the amendments. In reality, the brokers later voted for the amendments. There is no similar disclosure problem here.

•	A 78-day and 66-day period between a record date and meeting date does not offend public policy. A corporation is expressly permitted by Section 213 to convene a meeting on the 60th day after a record date and is then expressly permitted by Section 222 to adjourn the meeting for an additional 30 days before taking a stockholder vote.[5] A new record date is not required for the adjourned meeting.[6] The DGCL therefore contemplates at least a 90-day period between a record date and taking a vote. The record dates at issue here may not have technically complied with the DGCL, but they are not per se stale.

[4]	C.A. No. 2022-0219-SG (oral ruling May 27, 2022), attached as Exhibit A hereto.

[5]	8 Del. C. § 222(c) (“Unless the bylaws otherwise require, when a meeting is adjourned to another time or place . . . notice need not be given of the adjourned meeting if the time, place, if any, thereof . . . are (i) announced at the meeting at which the adjournment is taken . . . . At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.”).

[6]	8 Del. C. § 213(a) (“A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date . . . .”).

•	It is possible that a significant number of shares of common stock issued since the adoption of the 2022 Share Increase Amendment are invalid. Shares of common stock are traded on The Nasdaq Capital Market. These potentially invalid shares cannot be traced or identified. In light of these issues, the Company respectfully submits that Section 204 is practicably unavailable.

19.           For these reasons, the Company respectfully requests the relief it seeks pursuant to Section 205.

COUNT ONE

20.           The Company repeats and reiterates the allegations above as if set forth fully herein.

21.           Because of the potential defects above, there is uncertainty as to the validity of 2022 Share Increase Amendment, the Plan Amendment, the 2022 Elections and the 2023 Elections, each of which is a potentially defective corporate act.

22.           This Court has the authority under Section 205(a)(3) to determine the validity and effectiveness of any defective corporate act not ratified pursuant to Section 204 and under Section 205(b)(2) to validate and declare effective any defective corporate act.

23.           The Company effected the actions for which it seeks validation with a good faith belief that they were validly approved by the stockholders.

24.           The Company and its stockholders have treated as valid the record dates that resulted in the issues with the validity of the actions taken at the 2022 Meeting and 2023 Meeting.

25.           On information and belief, no persons would be harmed by the validation requested here.

26.	The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.	Validating and declaring effective, retroactive to the date of the 2022 Meeting, the 2022 Share Increase Amendment, the Plan Amendment and the 2022 Elections; and

B.	Validating and declaring effective, retroactive to the date of the 2023 Meeting, the 2023 Elections; and

C.	Granting such other and further relief as this Court deems proper.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

OF COUNSEL:	/s/ D. McKinley Measley
D. McKinley Measley (#5108)
COOLEY LLP	Alec F. Hoeschel (#7066)
1201 N. Market Street
Peter Adams	Wilmington, DE 19801
(302) 658-9200
10265 Science Center Drive	dmeasley@morrisnichols.com
San Diego, CA 92121-1117	ahoeschel@morrisnichols.com
(858) 550 6059	Attorneys for Petitioner
Sarah Lightdale

55 Hudson Yards
New York, New York 10001-2157
(212) 479 6000

December 27, 2024

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